To: Nordea Bank AB (publ) (the “Purchaser”)
9 June 2022
Dear Sirs,
Extension of a receivables purchase agreement between the Purchaser and ourselves as Seller dated 18 June 2012 as amended and extended from time to time, (the “Receivables Purchase Agreement”).
We refer to the Receivables Purchase Agreement. We write to record the terms and conditions upon which the parties have agreed to extend the Receivables Purchase Agreement.
In the definition of Termination Event, sub-clause (a) which appears in Clause 1 of the Receivables Purchase Agreement, the reference to “five (5) years “ shall be replaced by “ten (13) years”, which, for the avoidance of doubt, means that the Receivables Purchase Agreement will terminate on 18 June 2025.
Please acknowledge your acceptance of the terms and conditions contained in this Letter of Agreement by signing and returning the enclosed duplicate.
Yours faithfully,
for and on behalf of
MERITOR HEAVY VEHICLES SYSTEMS CAMERI S.P.A.
By: /s/ Tullio Scipioni
Name: Tullio Scipioni
Title: Director
We accept the terms and conditions set out in the Letter of Agreement of which the foregoing is the duplicate.
For and on behalf of
Nordea Bank AB (publ)
By: /s/ Oscar Magnusson
Name: Oscar Magnusson
Title: Senior Legal Counsel